EXHIBIT 99.1

Clearfield Reports Third Quarter Fiscal 2025 Results

  Revenue of $49.9 million driven by 15% year-over-year growth in the Clearfield Segment
  Net income per share of $0.11 was above the top end of guidance range
  Increases full year fiscal 2025 revenue guidance to a range of $180 million to $184 million
  Share buybacks totaled $5.6 million with $8.4 million remaining available for repurchases

MINNEAPOLIS, Aug. 06, 2025 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal third quarter of 2025.

Fiscal Q3 2025 Financial Summary
(in millions except per share data and percentages)	Q3 2025	vs. Q3 2024	Change	Change (%)
Net Sales	$49.9	$48.8	$1.1	2%

Gross Profit ($)	$15.2	$10.7	$4.5	42%
Gross Profit (%)	30.5%	21.9%	8.6%	39%

Income (Loss) from Operations	$1.5	$(2.3)	$3.8	165%
Income Tax Expense (Benefit)	$1.4	$(0.3)	$1.6	595%

Net Income (Loss)	$1.6	$(0.4)	$2.1	459%
Net Income (Loss) per Diluted Share	$0.11	$(0.04)	$0.15	375%

Fiscal Q3 YTD 2025 Financial Summary
(in millions except per share data and percentages)	Q3 2025	vs. Q3 2024	Change	Change (%)
Net Sales	$132.5	$119.9	$12.6	11%

Gross Profit ($)	$37.6	$18.2	$19.4	107%
Gross Profit (%)	28.4%	15.2%	13.2%	87%

Loss from Operations	$(2.2)	$(20.2)	$18.0	89%
Income Tax Expense (Benefit)	$1.4	$(3.3)	$4.7	142%

Net Income (Loss)	$1.0	$(11.6)	$12.6	109%
Net Income (Loss) per Diluted Share	$0.07	$(0.79)	$0.86	109%

Management Commentary
“Our net sales outperformance in the third quarter was driven by strong customer demand in the Large Regional Service Provider and MSO end markets within our Clearfield segment,” said Company President and Chief Executive Officer, Cheri Beranek. “We remain focused on executing on our objective of growing faster than the industry and driving market share gains.”

“Our solid top and bottom-line performance was primarily driven by improvements in overhead absorption and recoveries of previously reserved excess inventory, as well as optimized capacity for current and growing product lines at all of our North American facilities,” said Chief Financial Officer Dan Herzog.

Financial Results for the Three Months Ended June 30, 2025

Net sales for the third quarter of fiscal 2025 increased 2% to $49.9 million from $48.8 million in the same year-ago quarter.

As of June 30, 2025, order backlog (defined as purchase orders received but not yet fulfilled) was $36.1 million, an increase of $2.0 million, or 6%, compared to $34.1 million as of March 31, 2025, and an increase of $3.5 million, or 11%, from June 30, 2024.

Gross margin for the third quarter of fiscal 2025 was 30.5%, compared to 21.9% in the third quarter of fiscal 2024. The increase in gross margin from the year ago quarter was driven by increased volumes within the Clearfield segment, resulting in improved utilization of manufacturing overhead, targeted programs addressing productivity and general cost reduction initiatives. Gross profit margin was also positively affected as the result of lower non-cash excess inventory charges, which decreased year-over-year by $2.6 million, reflecting improved inventory utilization and beneficial recoveries of previously reserved excess inventory of $1.6 million in the third quarter of fiscal 2025.

Operating expenses for the third quarter of fiscal 2025 increased 6% to $13.7 million, or 27.5% of net sales, from $13.0 million, or 26.6% of net sales, in the same year-ago quarter.

Net income for the third quarter of fiscal 2025 totaled $1.6 million, or $0.11 per diluted share, compared to net loss of ($.4) million, or ($0.04) per diluted share, in the same year-ago quarter. Third quarter net income includes a one-time valuation charge against deferred tax assets of Nestor Cables of $780,000 which was recorded as a component of income tax expense in the quarter. Also, in the third fiscal quarter, the Company repurchased approximately $5.6 million in shares under its share repurchase program. There is approximately $8.4 million remaining for future repurchases as of June 30, 2025.

Outlook
The Company is increasing its annual revenue guidance for fiscal 2025 to a range of $180 million to $184 million. For the fourth quarter of fiscal 2025, Clearfield expects net sales to be in the range of $47 million to $51 million and net income per share to be in the range of $0.03 to $0.11. The net income per share range is based on the number of shares outstanding at the end of the third quarter and does not reflect potential share repurchases completed in the fourth quarter. Clearfield does not believe that tariffs currently in place will materially affect the Company’s operating results.

Conference Call
Management will hold a conference call today, August 6, 2025, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033
International dial-in: 1-412-317-5185
Conference ID: 10201157

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through August 20, 2025, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10201157

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, future goodwill analysis and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: our business is dependent on interdependent management information systems; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2024 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$49,903	$48,793	$132,547	$119,933

Cost of sales	34,669	38,101	94,940	101,712

Gross profit	15,234	10,692	37,607	18,221

Operating expenses
Selling, general and administrative	13,738	12,998	39,823	38,430
Income (Loss) from operations	1,496	(2,306)	(2,216)	(20,209)

Net investment income	1,588	1,735	4,920	5,653
Interest expense	(106)	(153)	(275)	(381)

Income (Loss) before income taxes	2,978	(724)	2,429	(14,937)

Income tax expense (benefit)	1,372	(277)	1,401	(3,311)
Net income (loss)	$1,606	$(447)	$1,028	$(11,626)

Net income (loss) per share Basic	$0.11	$(0.04)	$0.07	$(0.79)
Net income (loss) per share Diluted	$0.11	$(0.04)	$0.07	$(0.79)

Weighted average shares outstanding:
Basic	13,833,748	14,249,755	14,047,802	14,699,278
Diluted	13,833,748	14,249,755	14,047,802	14,699,278

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	June 30, 2025 (Unaudited)	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$33,871	$16,167
Short-term investments	83,358	114,825
Accounts receivables, net	26,614	21,309
Inventories, net	53,753	66,766
Other current assets	15,042	10,528
Total current assets	212,638	229,595

Property, plant and equipment, net	19,742	23,953

Other Assets
Long-term investments	40,168	24,505
Goodwill	6,740	6,627
Intangible assets, net	10,666	6,343
Right-of-use lease assets	18,038	15,797
Deferred tax asset	6,029	6,135
Other	689	2,320
Total other assets	82,330	61,727
Total Assets	$314,710	$315,275

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of lease liability	$4,108	$3,357
Current maturities of long-term debt	2,358	-
Accounts payable	8,687	6,720
Accrued compensation	8,235	6,977
Accrued expenses	4,695	4,378
Bank overdraft	862	-
Factoring liability	6,943	2,920
Total current liabilities	35,888	24,352

Other Liabilities
Long-term debt, net of current maturities	-	2,228
Long-term portion of lease liability	14,346	12,771
Deferred tax liability	-	161
Total liabilities	50,234	39,512

Shareholders’ Equity
Preferred stock, $.01 par value; 500,000 shares; no shares issued or outstanding	-	-
Common stock, authorized 50,000,000, $.01 par value; 13,805,717 and 14,229,107 shares issued and outstanding as of June 30, 2025 and September 30, 2024, respectively	138	142
Additional paid-in capital	146,627	159,579
Accumulated other comprehensive income	1,721	1,079
Retained earnings	115,990	114,963
Total shareholders’ equity	264,476	275,763
Total Liabilities and Shareholders’ Equity	$314,710	$315,275

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)
	Nine Months Ended	Nine Months Ended
	June 30,	June 30,
	2025	2024
Cash flows from operating activities
Net income (loss )	$1,028	$(11,626)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,766	5,481
Amortization of premium and discount on investments, net	(1,556)	(3,304)
Deferred taxes	(157)	(3,523)
Stock-based compensation	3,745	3,437
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	(4,944)	946
Inventories, net	13,752	23,440
Other assets	(2,555)	(8,030)
Accounts payable and accrued expenses	3,037	2,310
Net cash provided by operating activities	18,116	9,131

Cash flows from investing activities
Purchases of property, plant and equipment and intangible assets	(5,221)	(5,608)
Purchases of investments	(78,697)	(124,137)
Proceeds from maturities of investments	95,976	142,067
Net cash provided by investing activities	12,058	12,322

Cash flows from financing activities
Issuance of long-term debt	-	2,142
Repayment of long-term debt	-	(2,142)
Proceeds from issuance of common stock under employee stock purchase plan	595	586
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(494)	(240)
Withholding related to exercise of stock options	(133)	(9)
Borrowings and repayments of bank overdrafts, net	793	-
Borrowings and repayments of factoring liability, net	3,544	(667)
Repurchase of common stock	(16,665)	(33,374)
Net cash used in financing activities	(12,360)	(33,704)

Effect of exchange rates on cash	(109)	48
Increase (decrease) in cash and cash equivalents	17,704	(12,203)
Cash and cash equivalents, beginning of period	16,167	37,827
Cash and cash equivalents, end of period	$33,871	$25,624

Supplemental disclosures for cash flow information
Cash paid for income taxes	$1,237	$165
Cash paid for interest	$193	$302
Right of use assets obtained through lease liabilities	$3,895	$4,614
Non-cash financing activities
Cashless exercise of stock options	$462	$19